Exhibit 99.1

Contacts:	Miles Goda Investor Relations (206) 613-0826

WatchGuard Reports First Quarter Results

Maintains Solid Operating Performance and Continues Asia-Pacific Realignment

Seattle, WA, April 24, 2003 – WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of Internet security solutions, today announced its financial results for the quarter ended March 31, 2003.

WatchGuard reported net revenue of $21.8 million for the first quarter of 2003, up 41% from $15.5 million in the first quarter of 2002, and down 1% from $22.1 million reported in the previous quarter. Product revenue was $14.6 million, up 38% from $10.6 million in the first quarter of 2002, and down 8% from $15.9 million in the previous quarter. WatchGuard believes the sequential decline in product revenue was primarily due to overall economic conditions and the realignment of the Company’s Asia-Pacific sales organization and channel strategy.

Service revenue was $7.2 million, up 46% from $5.0 million in the first quarter of 2002, and up 18% from $6.1 million in the previous quarter. Approximately $600,000 of the increase in service revenue was generated from LiveSecurity services that were provided by certain managed security customers to their end users in prior periods, but were identified by WatchGuard through a license compliance initiative as being previously unreported by these managed security customers. WatchGuard expects to complete this initiative with all of its managed security service customers over the next several quarters.

WatchGuard reported gross margins of 70% for the first quarter of 2003, up from 63% in the first quarter of 2002, and up from 69% in the previous quarter. Product gross margins were 66%, up from 59% in the first quarter of 2002, and flat compared to the previous quarter. Service gross margins were 80%, up from 69% in the first quarter of 2002, and up from 77% in the previous quarter.

On a GAAP basis, WatchGuard reported a net loss of $0.8 million, or ($0.03) per share, compared to a net loss of $4.6 million, or ($0.17) per share, in the first quarter of 2002, and compared to a net loss of $11.7 million, or ($0.36) per share in the previous quarter. Pro forma net loss for the first quarter, excluding amortization of acquisition-related costs, non-cash stock-based compensation, and restructuring charges, was $0.2 million, or ($0.01) per share, compared to a pro forma net loss of $3.3 million, or ($0.12) per share, in the first quarter of 2002, and compared to a pro forma net income of $0.2 million, or $0.01 per share in the previous quarter. A reconciliation of WatchGuard’s GAAP financial results with its pro forma financial results is set forth below in the attached tables.

WatchGuard ended March 31, 2003 with $88.2 million in cash and securities.

Recent Developments

WatchGuard recently announced:

•	The release of the Firebox V200, a multi-gigabit integrated firewall and VPN concentrator solution that delivers 2.0gbps of firewall performance and 1.1gbps 3DES VPN throughput;
•	The worldwide availability of the Firebox V60L, a high performance, ASIC-based, upgradeable firewall and VPN appliance that is targeted at mid-sized enterprises;
•	The rollout of the Firebox 500, a sophisticated and easy-to-manage firewall and VPN appliance targeted at small businesses;
•	The introduction of the Firebox S6 for the Japanese market, a fully-localized VPN endpoint and small business, remote office, and telecommuter solution;
•	The introduction of the RS 2200, a high-performance, ASIC-based appliance that delivers 120mbps VPN throughput, which is comparable to the Nokia IP380 but for roughly half the price; and
•	The launch of its new Enterprise Security Partner program for its RapidStream line of “Secured by Check Point” appliances.

“We anticipated that the first quarter would be challenging due to the realignment of our Asia-Pacific business,” said Jim Cady, President and CEO of WatchGuard. “We have begun to strengthen our Asia-Pacific business and we are beginning to see progress in select markets in this region. During the quarter, we made initial shipments of our high-performance ASIC-based Vclass and RapidStream products to several new customers, including some of the largest telecom companies in Korea, France, and the U.S. We also established new relationships with several major RapidStream resellers.”

“In line with our long-term strategy, we continue to expand our product offerings to meet the evolving needs of our customers. With the introduction of our new products, we believe that we are better positioned to capture share across the small- to medium-size enterprise (SME) market. In coming periods, we also expect to introduce new services and features to further enhance and improve our overall security solution, as well as roll out the next generation of integrated security appliances for the SME market.”

Webcast Information

An Internet broadcast of WatchGuard’s conference call discussing its first quarter results (2:00 PM Pacific/5:00 PM Eastern) will be available on April 24, 2003, at www.watchguard.com under “Investor Relations.” A replay of the call will be archived at www.watchguard.com under “Investor Relations.”

About WatchGuard Technologies, Inc.

WatchGuard is a leading provider of dynamic, comprehensive Internet security solutions designed to protect enterprises that use the Internet for e-business and secure communications. The Company is a pioneer in the creation of the plug-and-play Internet security appliance, the Firebox, and server security software. The Company’s innovative LiveSecurity Service enables organizations and users to keep their security systems up-to-date, and its ServerLock and AppLock/Web software provide server content and application security to protect critical data and services against unauthorized or unintentional access or manipulation. The Company’s RapidStream “Secured by Check Point” product line is specifically designed to address the enterprise customer’s need for VPN performance, scalability, and flexibility in a Check Point appliance solution. For more information, please call 206-521-8340 or visit www.watchguard.com.

Certain statements in this press release, including statements about possible or expected future operating results, trends in financial results and business plans, including those related to revenue growth and earnings growth, statements about our ability to capture market share and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that our future operating results will fall below expectations, the risk that we will not be successful in capturing market share and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our annual report on Form 10-K for the year ended December 31, 2002, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, RapidStream, LiveSecurity, Firebox, ServerLock, and AppLock are either registered trademarks or trademarks of WatchGuard Technologies, Inc. or its subsidiaries in the United States and/or other countries. Check Point is a trademark of Check Point Software Technologies, Ltd.

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

unaudited

	Three Months Ended
	March 31, 2003	December 31, 2002	March 31, 2002
Revenues:
Product	$14,579	$15,918	$10,558
Service	7,230	6,147	4,954

Total revenues	21,809	22,065	15,512
Cost of revenues:
Product	4,975	5,389	4,297
Service	1,475	1,393	1,516

Total cost of revenues	6,450	6,782	5,813

Gross margin	15,359	15,283	9,699
Gross margin percent	70.4%	69.3%	62.5%
Operating expenses:
Sales and marketing	8,673	8,633	7,438
Research and development	5,219	4,869	4,668
General and administrative	1,934	1,987	2,000
Stock-based compensation	121	148	613
Amortization and impairment of other intangible assets acquired	518	7,896	721
Restructuring charges	—	3,819

Total operating expenses	16,465	27,352	15,440

Operating loss	(1,106)	(12,069)	(5,741)
Interest income, net	263	398	1,120

Loss before income taxes	(843)	(11,671)	(4,621)
Provision for income taxes	6	—	13

Net loss	$(849)	$(11,671)	$(4,634)

Basic and diluted net loss per share	$(0.03)	$(0.36)	$(0.17)

Shares used in computation of basic and diluted net loss per share	32,740	32,540	27,117

WATCHGUARD TECHNOLOGIES, INC.

NON-GAAP PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Stock-Based Compensation, Amortization and Impairment of Intangibles and

Restructuring Charges

(in thousands, except per share data)

unaudited

	Three Months Ended
	March 31, 2003	December 31, 2002	March 31, 2002
Revenues:
Product	$14,579	$15,918	$10,558
Service	7,230	6,147	4,954

Total revenues	21,809	22,065	15,512
Cost of revenues:
Product	4,975	5,389	4,297
Service	1,475	1,393	1,516

Total cost of revenues	6,450	6,782	5,813

Gross margin	15,359	15,283	9,699
Gross margin percent	70.4%	69.3%	62.5%
Operating expenses:
Sales and marketing	8,673	8,633	7,438
Research and development	5,219	4,869	4,668
General and administrative	1,934	1,987	2,000

Total operating expenses	15,826	15,489	14,106

Pro forma loss from operations	(467)	(206)	(4,407)
Interest income, net	263	398	1,120

Pro forma income (loss) before income taxes	(204)	192	(3,287)
Provision for income taxes	6	—	13

Pro forma net income (loss)	$(210)	$192	$(3,300)

Pro forma net income (loss) per share:
Basic	$(0.01)	$0.01	$(0.12)

Diluted	$(0.01)	$0.01	$(0.12)

Shares used in per share calculations:
Basic	32,740	32,540	27,117

Diluted	32,740	32,873	27,117

WATCHGUARD TECHNOLOGIES, INC.

RECONCILIATION OF THE ABOVE NON-GAAP PRO FORMA AMOUNTS TO GAAP NET LOSS:

(in thousands)

unaudited

	Three Months Ended
	March 31, 2003	December 31, 2002	March 31, 2002
Pro forma net income (loss)	$(210)	$192	$(3,300)
Adjustments to reconcile pro forma net income (loss) to net loss in the financial statements:
Stock-based compensation	121	148	613
Amortization and impairment of other intangible assets acquired	518	7,896	721
Restructuring charges		3,819

Net effect of pro forma adjustments	639	11,863	1,334

Net loss	$(849)	$(11,671)	$(4,634)

Use of Non-GAAP Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, WatchGuard uses pro forma measures of net income and earnings per share, which are adjusted to exclude certain costs and expenses we believe appropriate to enhance an overall understanding of our core financial performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of WatchGuard’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating results prepared in accordance with generally accepted accounting principles in the United States. Pro forma results exclude:

•	non-cash stock-based compensation expenses originating from employee stock options granted at less than fair value, stock options granted to consultants and certain restricted common stock and common stock subject to repurchase issued in connection with the BeadleNet, LLC, Qiave Technologies Corporation and RapidStream, Inc. acquisitions;

•	the amortization and impairment of other intangibles arising from WatchGuard’s acquisition of BeadleNet, LLC in October 1999, Qiave Technologies Corporation in October 2000 and RapidStream Inc. in April 2002;

•	restructuring charges.

WATCHGUARD TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

unaudited

	March 31, 2003	December 31, 2002
ASSETS

Current assets:
Cash and cash equivalents	$12,486	$8,890
Short-term investments	75,739	80,412
Trade accounts receivable, net	10,183	8,813
Inventories, net	6,259	4,442
Prepaid expenses and other receivables	3,935	4,435

Total current assets	108,602	106,992
Property and equipment, net	6,512	6,467
Goodwill	66,605	66,605
Other intangibles, net and other assets	8,568	9,234

Total assets	$190,287	$189,298

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	5,455	4,905
Accrued expenses and other liabilities	6,796	5,143
Accrued restructuring and acquisition costs	7,445	9,035
Deferred revenue	18,814	18,451

Total current liabilities	38,510	37,534
Total stockholders’ equity	151,777	151,764

Total liabilities and stockholders’ equity	$190,287	$189,298

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

unaudited

	Three Months Ended
	March 31, 2003	March 31, 2002
Operating activities:
Net loss	$(849)	$(4,634)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	722	623
Amortization and impairment of other intangible assets acquired	518	723
Amortization of stock-based compensation	121	613
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,370)	(2,581)
(Increase) decrease in inventories	(1,817)	1,448
Decrease in prepaid expenses and other	500	875
Decrease in other assets	138	5
Increase (decrease) in accounts payable and accrued expenses	2,203	(830)
Decrease in restructuring and acquisition costs	(1,590)	(329)
Increase in deferred revenue	363	893

Net cash used in operating activities	(1,061)	(3,194)

Investing activities:
Purchases of property and equipment	(757)	(19)
Proceeds from sales of marketable securities	—	22,336
Proceeds from maturities of marketable securities	42,655	12,845
Purchases of marketable securities	(37,992)	(32,775)

Net cash provided by investing activities	3,906	2,387

Financing activities:
Proceeds from the exercise of common stock options and warrants and the sale of common stock through the employee stock purchase plan	751	370

Net cash provided by financing activities	751	370

Net increase (decrease) in cash and cash equivalents	3,596	(437)
Cash and cash equivalents at beginning of period	8,890	13,958

Cash and cash equivalents at end of period	$12,486	$13,521